Exhibit 4.4

THIRD AMENDMENT

TO

RIGHTS AGREEMENT

THIS THIRD AMENDMENT TO RIGHTS AGREEMENT (this “Third Amendment”), is made as of this 14th day of December, 2023 between ARLINGTON ASSET INVESTMENT CORP., a Virginia corporation formerly known as Friedman, Billings, Ramsey Group, Inc. (the “Company”), and EQUINITI TRUST COMPANY, LLC, a New York limited liability company formerly known as American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

RECITALS

A.            The Company and the Rights Agent are parties to that certain Rights Agreement, dated as of June 5, 2009, as amended by that certain First Amendment to the Rights Agreement, between the Company and the Rights Agent, dated as of April 13, 2018, and that certain Second Amendment to the Rights Agreement, dated as of April 11, 2022 (as so amended, the “Rights Agreement”).

B.            Pursuant to Section 26 of the Rights Agreement, prior to the Distribution Date, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights, with any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. The Distribution Date has not yet occurred.

C.            This Third Amendment is being adopted substantially concurrently with the completion of the transactions (the “Merger”) contemplated by the Agreement and Plan of Merger, dated May 29, 2023, by and among the Company, Ellington Financial Inc., a Delaware corporation, EF Merger Sub Inc., a Virginia corporation, and, solely for the limited purposes set forth therein, Ellington Financial Management LLC, a Delaware limited liability company.

D.            In connection with the Merger, the Board of Directors of the Company has determined that it is in the best interest of the Company to amend the Rights Agreement as provided in this Third Amendment.

E.            The Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company stating that this Third Amendment complies with Section 26 of the Rights Agreement.

F.            The Company and the Rights Agent desire to amend the Rights Agreement to accelerate the expiration date of the Rights.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

1.            Definitions. Except as otherwise set forth in this Third Amendment, each capitalized term used in this Third Amendment shall have the meaning for such term set forth in the Rights Agreement.

2.            Definition of “Agreement”. From and after the date hereof all references in the Rights Agreement to the “Agreement” shall mean and refer to the Rights Agreement as modified by this Third Amendment.

3.            Definition of “Expiration Date”. Section 1(x) of the Rights Agreement is hereby amended by deleting the reference to “the final date of the Company’s 2022 annual meeting of shareholders” and replacing it with a reference to “9:00 a.m., New York City time, on December 14, 2023, to coincide with the closing of the Merger.”

4.            Definition of “Final Expiration Date”. Section 1(y) of the Rights Agreement is hereby amended by deleting the reference to “June 4, 2025” and replacing it with a reference to “9:00 a.m., New York City time, on December 14, 2023, to coincide with the closing of the Merger.”

5.            Form of Rights Certificate. Exhibit B to the Rights Agreement is hereby amended as follows:

a.	By deleting each reference to “June 4, 2025” included in Exhibit B and replacing it with reference to “December 14, 2023.”

6.            Summary of Rights. Exhibit C to the Rights Agreement is hereby amended as follows:

a.	By deleting the reference to “June 4, 2025” and replacing it with a reference to “December 14, 2023.”

b.	By deleting reference to “June 4, 2022” and replacing it with reference to “December 14, 2023.”

7.            Ratification of Agreement. Except as specifically modified by this Third Amendment, the Rights Agreement remains in full force and effect and is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.

8.            Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one original; provided, however, this Third Amendment shall not be effective unless and until signed by the Company and the Rights Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed, all as of the day and year first above written.

Company:

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Richard E. Konzmann
Name:	Richard E. Konzmann
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Third Amendment to the Rights Agreement]

Rights Agent:

EQUINITI TRUST COMPANY, LLC

By:	/s/ Adam E. Burke
Name:	Adam E. Burke
Title:	EVP, Chief Customer Officer

[Signature Page to Third Amendment to the Rights Agreement]